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                                                                    EXHIBIT 10.2

THIS WARRANT AND THE SERIES B CONVERTIBLE PREFERRED STOCK ISSUABLE WITH RESPECT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE BLUE SKY ACTS AND MAY BE TRANSFERRED OR SOLD ONLY PURSUANT TO REGISTRATION UNDER SUCH ACTS, OR TO EXEMPTIONS THEREUNDER.

                               CATALOG.COM, INC.
                            an Oklahoma corporation
                                (the "Company")

                                August 25, 1999

                   For the Purchase of 11,111 Shares of the Company's Series B Convertible Preferred Stock, $.01 par value

                       PREFERRED STOCK PURCHASE WARRANT

                                   No. B-001

     This certifies that Richmont Opportunity Management Partners, L.P., a Texas limited partnership, or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms and conditions hereinafter set forth at any time on or before August 25, 2006, to purchase from time to time up to a total of Eleven Thousand One Hundred Eleven (11,111) shares of the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred"), at a price per share of $9.00 (the "Purchase Price"). The number of shares of Series B Preferred purchasable under this Preferred Stock Purchase Warrant (the "Warrant") and the Purchase Price thereof shall be subject to adjustment as hereinafter provided.

     The Purchase Price shall be payable in cash or by certified or bank cashier's check in lawful funds of the United States of America or by cancellation of indebtedness. Upon presentation and surrender of this Warrant, together with payment of the Purchase Price for the shares of Series B Preferred thereby purchased, at the office of the Company's Transfer Agent for the transfer of such stock or, if at any time there is no such Transfer Agent, at the principal office of the Company, the Warrant Holder shall be entitled to receive a certificate or certificates for the shares of Series B Preferred so purchased (the "Shares"). All Shares that may be issued upon the exercise of this Warrant will, upon issuance, be fully paid, nonassessable and free from all taxes, liens and charges with respect thereto.

     This Warrant is subject to the following additional terms and conditions:

     1. Exercise of Warrant. This Warrant may be exercised at any time on or before August 25, 2006 (the "Termination Date"), and the purchase rights represented hereby are exercisable solely at the Warrant Holder's option. If the Warrant Holder does not exercise its right to purchase the number of shares of Series B Preferred Stock designated herein, this Warrant shall

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automatically expire on the Termination Date. In the event the Warrant Holder purchases less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

     2.   Adjustments.

          2.1 Reorganization, Merger, Etc. If any stock split, capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or entity, or the sale or conveyance of all or substantially all of the Company's assets to another corporation or entity shall be effected, then, as a condition of such stock split, reorganization, reclassification, consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the Warrant Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Series B Preferred immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series B Preferred equal to the number of shares of such Series B Preferred immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale, or conveyance not taken place, and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Warrant Holder such that the provisions hereof shall thereafter be applicable, as nearly as may be, to any stock, securities, or assets thereafter deliverable upon the exercise hereof.

     The Company shall not effect any consolidation, merger or sale of all or substantially all of its assets to any other corporation or entity, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger, or the corporation or entity purchasing such assets, shall assume, by written instrument executed and mailed or delivered to the Warrant Holder at the address indicated in Section 7 hereof, the obligation of such corporation or entity to deliver to such Warrant Holder shares of stock, securities, or assets as, in accordance with the provisions of this Warrant, such Warrant Holder may be entitled to purchase, and to perform and observe each and every covenant and condition of this Warrant to be performed and observed by the Company.

          2.2  Notice to Warrant Holder or Warrant Holders. In case at any time:

               (a) the Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in the Common Stock of the Company or payable otherwise than out of net income for a twelve (12) month period ending not earlier than ninety (90) days prior to the date of payment of such dividend; or

               (b) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

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               (c)  there shall be any capital organization or reclassification of the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation or entity; or

               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

               (e) the Company shall file a registration statement for the offering of Common Stock resulting in the mandatory conversion of the Series B Preferred under Section 6O of the Certificate of Designations dated August 25, 1999 (the "Certificate of Designations"); or

               (f) the Company shall give notice to the holders of Series B Preferred of the mandatory redemption thereof pursuant to Section 7A of the Certificate of Designations;

then, in any one or more of said cases, the Company shall give written notice, pursuant to Section 7 hereof, at the earliest time legally practicable (and, unless otherwise impossible for a legal reason, not less than thirty (30) days before any record date or other date set for definitive action) of the date as of which (A) the books of the Company shall close or a record date shall be taken for such dividend, distribution or subscription rights or options, or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall cease and terminate).

          2.3 Conditions Not Specifically Covered. In case at any time conditions shall arise by reason of action taken by the company, which, in the good faith judgment of the Company's Board of Directors, are not adequately covered by the limited antidilution provisions of this Warrant so as to potentially materially and adversely affect the rights of the Warrant Holder or Warrant Holders, or, in the case at any time any such conditions are expected to arise by reason of any action contemplated by the Company, its Board of Directors shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the Company's financial statements), who shall give an opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 2 hereof), of the Purchase Price, which is, or would be, required to preserve, without dilution, the rights of the Warrant Holder or Warrant Holders to the extent provided herein. The Company's Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be.

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     3.   Status of Warrant Holders.  This Warrant does not entitle the Warrant
Holder or Warrant Holders hereof to any rights as a shareholder of the Company.

     4. Remedies. The Company stipulates that the remedies at law of the Warrant Holder or Warrant Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     5. Reservation of Shares. The Company shall reserve and keep available a sufficient number of shares of Series B Preferred to satisfy the requirements of this Warrant.

     6. Assignment. This Warrant shall be binding upon and inure to the benefit of the Company, the Warrant Holder, and their respective successors and assigns.

     7. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered, mailed first class (postage prepaid), or delivered to a telegraph office:

          (i) if to a Warrant Holder, at the address of such Warrant Holder as shown on the books of the Company.

          (ii) if to the Company, at if to the Company, at 14000 Quail Springs Parkway, Suite 3600, Oklahoma City, Oklahoma 73134, to the attention of the corporate Secretary, or at such other address as may have been furnished to the Warrant Holder in writing.

     8. Headings. The headings of the Sections and subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

     IN WITNESS WHEREOF, this Warrant has been duly executed by its duly authorized officer as of the date first above written.

                                          CATALOG.COM, INC.
                                          an Oklahoma corporation


                                          By:  /s/ Robert W.Crull
                                               -----------------------------
                                               Robert W. Crull, Chairman and

                                               Chief Executive Officer


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